Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Karen Higgins	Chuck Piluso
A & E Communications, Inc.	Data Storage Corporation
(610) 831-5723	(212) 564-4922 x102
khiggins@aandecomm.com	cpiluso@datastoragecorp.com

Data Storage Corporation Secures $20 Million in Financing

DSC Enters into a $20 Million Equity Line Agreement with Southridge Partners II

Garden City, N.Y.  – December 1, 2011 – Data Storage Corporation (DSC) (DTST: OTC US), a cloud storage and cloud computing company focusing on data protection and business continuity solutions, today announced that it has signed a $20 million equity line agreement (the “Agreement”) with Southridge Partners II (“Southridge”), an institutional investor based in Ridgefield, Conn.  This funding will enable DSC to further accelerate its technology development and market expansion.

“We are pleased to have secured this equity line with Southridge, a forward-thinking institutional investor, which provides us future flexibility in capital raising,” said Chuck Piluso, chairman and CEO of DSC.  “We plan to use this funding to take the company to the next level, by continuing our organic growth plans as well as to remain committed to our acquisition strategy.”

Pursuant to the Agreement, DSC has the right, at its discretion, to sell to Southridge up to $20 million of its common stock from time to time over a 24-month period.  DSC will have the right, but is not obligated, to sell stock to Southridge depending on certain conditions as set forth in the Agreement.

“We are thrilled to have the continued support of Southridge,” added Piluso.  “We are closing out an extremely successful year where we have experienced excellent growth and this investment by Southridge is a true testament to our vision and the market demand.”

About Data Storage Corp.
DSC provides cloud storage and cloud computing focused on data protection, disaster recovery and business continuity solutions that assist organizations in protecting their data, minimize downtime, ensure regulatory compliance, and recover and restore data quickly. DSC’s clients save time and money, gain more control and better access to data and enable the highest level of security for that data.  The company’s solutions include: data backup and storage, replication; high availability data replication services; email archive and compliance solutions for e-discovery; continuous data protection; data de-duplication; virtualized system recovery; and telecom recovery services.  Headquartered in Garden City, N.Y., DSC offers its solutions and services to healthcare, banking and finance, distribution services, manufacturing, construction, education, and government industries.  For more information on DSC, visit www.datastoragecorp.com.
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PRESS RELEASE

Cautionary Statement on Risks Associated with Data Storage Corporation - Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by Data Storage Corporation that are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "intend," "plan," "estimate," "may," "should," "could," and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. Data Storage Corporation undertakes no obligation to update or revise any forward-looking statement except as required by law. Data Storage Corporation advises investors that it discusses risk factors and uncertainties that could cause Data Storage Corporation's actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission ("SEC"). Data Storage Corporation's SEC filings can be accessed through the SEC's EDGAR Database at www.sec.gov (Data Storage Corporation has EDGAR CIK No. 0001419951).

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